Exhibit 11.1

                        COMPUTATION OF EARNINGS PER SHARE


                                                                       2005
                                                                       ----
        Basic:

        Net Loss                                                   $(560,460)
                                                                   ==========

        Average shares:
           Common shares issued                                    93,769,177
                                                                   ----------
           Average shares outstanding                              90,278,841
                                                                   ==========

        Net income per common share, basic                            $(0.00)
                                                                      =======


        Diluted:

        Net Loss                                                   $(560,460)
                                                                   ==========

        Average shares:
           Common shares issued                                    99,507,536
                                                                   ----------
           Average shares outstanding                              90,278,841
                                                                   ==========

        Net income per common share, basic                            $(0.00)
                                                                      =======